Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-269804), Form S-3D (No. 333-209460), and Form S-8 (No. 333-275802) of Eagle Financial Services, Inc. of our report dated March 16, 2026, relating to the consolidated financial statements of Eagle Financial Services, Inc., appearing in the Annual Report on Form 10-K of Eagle Financial Services, Inc. for the year ended December 31, 2025.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 16, 2026